Exhibit 10.22


                                                     August 25, 2003


Dr. Jack Kachkar MD Chairman INYX, INC.
801 Brickell Avenue
Miami, FL 33131

RE: INVESTMENT BANKING AGREEMENT

Dear Mr. Kachkar:

This letter confirms the terms upon which INYX, INC. (the "Company") engages Duncan Capital LLC ("Duncan") to provide investment banking services to the Company. This Agreement will be deemed to be effective as of August 25, 2003.

1.   Scope of Engagement.
     --------------------

     The Company hereby engages (the "Engagement") Duncan to: (i) secure a series of financings, including an initial financing of $2.5 million to $3 million through convertible preferred stock as outlined in a proposed term sheet dated August 25, 2003 (collectively, "Financing") or other equity financing acceptable to the Company; (ii) provide other investment banking advisory and services; cultivate increased investor interest and buying activity in the Company's common stock; and related investor relations counsel (collectively, "services").

     Commencing with the start of this Agreement, Duncan will cultivate steadily increasing trading volume in the Company's common stock; Duncan will endeavor to increase trading from less than the 8,500 shares average daily volume presently to 20,000 shares or higher average daily volume within the first 30 days, to 30,000 shares or higher average daily volume within 60 days, to 40,000 shares or higher average daily volume within 90 days. During this period, it is contemplated that between 1 million and 2 million of the Company's common shares will be purchased in the open market; this will include shares purchased by Duncan and/or affiliates of Duncan; all such stock buying will be conducted in full compliance with and governed by U.S. securities regulations.

2.   Scope of Work.
     --------------

     In connection with the Engagement:

     a. Duncan will familiarize itself to the extent it deems appropriate with the business, operations, financial condition, and prospects of the Company;

     b. For any Financing, the Company, with Duncan's assistance, will prepare a Confidential Business Plan and/or Executive Summary Plan ("Confidential Plan"), which will contain various matters including: (i) a description of the Company, its business, assets, growth prospects and management; and
     (ii) certain detailed past and projected financial information. If required, the Company will update the Confidential Plan as necessary;

     c. Duncan will identify and introduce possible capital sources ("Duncan-Identified Capital Sources") that might have an interest in receiving the Confidential Plan and evaluating providing Financing to the Company; the Identified Capital Sources will be presented by Duncan to the Company for its approval; such approved capital sources shall be considered Duncan's sources for purposes of this contract.

     d. Duncan is authorized, on the Company's behalf, to release copies of the Confidential Plan and to relay other information on the Company to such Identified and Approved Capital Sources pursuant to a Confidentiality Agreement to be entered between Duncan and such possible sources;

     e. Duncan will assist the Company and its Board of Directors in evaluating any Financing and other investment banking transactions; and

     f.   If  requested,  Duncan  will  participate  in meetings of the Board of
     Directors  of  the  Company   (either  in  person  or  by   telephone,   as
     appropriate).

3.   Company Responsibilities, Representations and Warranties.
     ---------------------------------------------------------

     3.1  In connection with the Engagement:

     a. The Company agrees to cooperate with Duncan and will furnish to Duncan all information and data concerning the Company (the "Information"), which Duncan reasonably deems appropriate for purposes of rendering its services hereunder, and will provide Duncan access to the Company's officers, directors, employees and advisors;

     b. The Company represents and warrants to Duncan that all information included or incorporated by reference in any Confidential Plan or otherwise made available to Duncan by the Company to be communicated to possible lenders in connection with a Financing or to investors in other Company-related transactions in which Duncan is involved: (i) will be complete and correct and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (ii) any projected financial information or other forward-looking information that the Company provides to Duncan will be made by the Company in good faith, based on management's best estimates at the time and based on facts and assumptions that the Company believes are reasonable;

     c. The Company agrees to promptly notify Duncan if the Company believes that any information that was previously provided to Duncan has become materially misleading or inaccurate in any way;

     d. The Company acknowledges and agrees that, in rendering its services hereunder, Duncan will be using and relying on the information (and information available from public sources and other sources deemed reliable by Duncan) without independent investigation or verification thereof or independent appraisal or evaluation of the Company or its business or assets, or of any other party to a Financing or any other Company-related transaction in which Duncan is involved. Duncan has no responsibility for the accuracy or completeness of the Confidential Business Plan or any other information regarding the Company; and

     e. The Company agrees it is solely responsible for the decision to accept any Financing and acknowledges that Duncan is not responsible for the due diligence, legal or regulatory compliance, and success or failure of any Financing.

     3.2 The references in this Section 3 to the Company will, when appropriate, be deemed also to include its parent(s), subsidiaries or other affiliates. 3.3 Any advice rendered by Duncan during the Engagement or in meetings with the Company and/ or its Board of Directors, as well as any written materials provided by Duncan, are intended solely for the benefit and confidential use of the Company and will not be reproduced, summarized, described or referred to or given to any other person for any purpose without Duncan's prior wriconsent (except for the Company's accountants, attorneys and similarly employed and/or engaged persons).

     3.4 The Company represents to Duncan that the Company has not engaged in any public or private offering of securities or taken or failed to take any action that would cause any Financing not to qualify for an applicable exemption from registration under the Securities Act of 1933, as amended (the "Act"). Further the Company agrees not to solicit any offerees or take any action which might jeopardize the availability of exemption under the Act.

4.   Duncan's Fees.
     --------------

     As compensation for its services, the Company agrees to pay Duncan fees as follows:

     4.1 Retainer Fee. As compensation for services rendered in connection with this Agreement, the Company agrees to compensate Duncan as follows: (i) to pay Duncan a monthly cash retainer fee of $7,500 due in advance on the first of each month; (ii) at the commencement of this Agreement, to issue to Duncan 300,000 stock purchase warrants with an exercise price of $1.25 per share; and (iii) if the Company's market capitalization reaches $50 million to qualify to have its common stock listed for trading on the American Stock Exchange without having to effect a reverse stock split, it will issue to Duncan an additional 300,000 warrants with an exercise price of $1.25 per share when Amex listing is commenced. All shares of common stock underlying warrants issued to Duncan will be registered by the Company for trading within 30 days of issuance and the term of the warrants will be five years and will be fully assignable by Duncan.

     4.2 Financing Fee. As compensation for services rendered in connection with any Financing completed by the Company with Duncan-Identified Investors, Duncan will be compensated as follows: Upon closing of any Financing, Duncan will be paid a cash fee equal to 8% on any capital raised. To the extent Duncan has used any other agents, Duncan will pay them directly or at Duncan's option, and subject to compliance with all applicable laws, rules and regulations, the Company will pay such agent and reduce Duncan's Financing Fee by such amount. Any expenses previously approved in writing by the Company will be reimbursed to Duncan as well at each closing of a Financing unless the Company, at Duncan's request, has paid such expenses in advance.

     4.3 Warrants. For any Financing completed by the Company with Duncan-Identified Investors, Duncan will also receive warrants equal to 10% coverage on any equity, debt or convertible security issued as part of the Financing; with the warrant coverage assuming full conversion at the then market price, and with the warrant exercise price equal to 120% of the Company's common stock price at the date that a Financing closes, and with piggyback registration rights on the common stock underlying the warrants. The term of the warrants will be five years and will be fully assignable by Duncan.

     4.4 Follow-On Financing. For a period of 18 months following the termination of this Agreement and if any Financing is completed with any Duncan-Identified Investors, Duncan shall be entitled to receive fees as set forth in this Section 4 with respect to any such transaction.

5.   Expenses.
     ---------

     The Company will reimburse Duncan for all normal business expenses (including fees and expenses of its counsel and any other independent experts retained by Duncan) reasonably incurred by it in connection with its Engagement hereunder, whether or not any Financing is consummated. Such reimbursement will be payable promptly upon submission by Duncan of statements to the Company, which usually will be issued monthly. If any expense shall exceed $500, Duncan shall obtain the prior written consent of the Company before incurrence of such expense.

6.   Scope of Responsibility, Etc.
     -----------------------------

     Neither Duncan nor any of its affiliates (nor any of their respective control persons, directors, officers, employees or agents) shall be liable to the Company or to any other person claiming through the Company for any claim, loss, damage, liability, cost or expense suffered by the Company or any such person arising out of or related to Duncan's Engagement hereunder (a "Company Claim") except for a claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by Duncan, other than an action or failure to act undertaken at the request or with the written consent of the Company, that is found in a final judicial determination (or settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of Duncan.

7.   Indemnification.
     ----------------

     The Company agrees to indemnify and hold harmless Duncan and its affiliates (and their respective control persons, directors, officers, employees and agents) to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and disbursements of counsel and all reasonable travel and other out-of-pocket expenses incurred in connection with investigation of, preparation for and defense of any pending or threatened claim and any litigation or other proceeding arising therefrom arising out of or related to any actual or proposed Financing or Duncan's Engagement hereunder in any way (a "Duncan Claim"), except that the Company shall not be obligated to indemnify, hold harmless and/or pay any fees or expenses to any person for a Duncan Claim if such Duncan Claim arises out of or is based upon any action or failure to act by Duncan, that is found in a final judicial determination (or settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of Duncan.

     The Company will not, without the prior written consent of Duncan, settle any litigation relating to Duncan's Engagement hereunder unless such settlement includes an express, complete and unconditional release of Duncan and its affiliates (and their respective control persons, directors, officers, employees and agents) with respect to all claims asserted in such litigation or relating to Duncan's Engagement hereunder, such release to be set forth in an instrument signed by all parties to such settlement.

     Without in any way diminishing the Company's indemnification obligations herein, the Company shall at all times maintain insurance that is adequate and sufficient to cover any indemnification requirements hereunder.

8.   Term and Termination.
     ---------------------

     Initially, Duncan's Engagement hereunder may be terminated, with or without cause, by either the Company or Duncan upon 30 days' prior written notice to the other party. Commencing on the closing date of the initial financing that is completed by Duncan for the Company, Duncan will become the Company's exclusive investment banker for a 12-month term, whereby then Duncan's Engagement hereunder may be terminated, with or without cause, by either the Company or Duncan upon 90 days' prior written notice to the other party. However, no termination will affect Duncan's right to (a) expense reimbursement under Section 5 herein, (b) receipt of payment of the fees pursuant to Section 4 herein, (c) the indemnification contemplated by
     Section 7 herein, and (d) right to any accrued but unpaid compensation expressly due under this Agreement.

9.   Governing Law; Jurisdiction; Waiver of Jury Trial; Optional Arbitration.
     ------------------------------------------------------------------------

     This Agreement will be deemed made in New York and will be exclusively governed by the laws of the State of New York with regards to the conflict of law principles contained therein.

     Any dispute arising hereunder, if not settled by mutual agreement, shall be settled by arbitration. The arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association by a single arbitrator appointed in accordance with such rules. Arbitration shall take place in New York, New York.

     This Letter Agreement will be deemed made in New York and will be governed by the laws of the State of New York with regards to the conflict of law principles contained therein. The Company irrevocably submits to the jurisdiction of any court of the State of New York, for the purpose of any suit, action or other proceeding arising out of this Letter Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company. Each of the Company (and, to the extent permitted by law, on behalf of the Company's equity holders and creditors) and Duncan hereby knowingly, voluntarily and irrevocably waive any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Letter Agreement and the transactions contemplated hereby (including, without limitation, any Financing or Acquisition).

10.  No Rights in Equityholders, Creditors.
     --------------------------------------

     This Letter Agreement does not create, and will not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of Section 7 herein. The Company acknowledges and agrees that (a) Duncan will act as an independent contractor and is being retained solely to assist the Company in corporate finance matters, and that Duncan is not being retained to advise the Company on, or to express any opinion as to, the wisdom, desirability or prudence of consummating any Financing; and (b) Duncan is not and will not be construed as a fiduciary of the Company or any affiliate thereof and will have no duties or liabilities to the equity holders or creditors of the Company, and affiliates of the Company or any other person by virtue of this Letter Agreement and the retention of Duncan hereunder, all of which duties and liabilities are hereby expressly waived. Neither equity holders nor creditors of the Company are intended beneficiaries hereunder. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

11.  Duncan; Other Activities.
     -------------------------

     It is understood and agreed that Duncan affiliates may, from time to time, make a market in, have a long position, buy and sell or otherwise affect transactions for customer accounts and for their own accounts in the securities of, or perform investment banking or other services for, the Company and other entities which are or may be the subject of the Engagement contemplated by this Letter Agreement. This is to confirm that possible investors identified or contacted by Duncan could include entities in respect of which Duncan may have rendered or may in the future render services. Nothing herein shall be interpreted as permitting Duncan to violate any insider trading laws or any provisions of the Sarbanes-Oxley law. Notwithstanding anything to the contrary provided herein or elsewhere, Duncan shall not directly and/or indirectly for itself, and shall not recommend any person directly and/or indirectly, short or perform a similar transaction relating to the Company's stock.

12.  Miscellaneous.
     --------------

     This Letter Agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

If the foregoing correctly sets forth our Agreement, please so indicate by signing below and returning an executed copy to Duncan Capital LLC. This
Agreement may be executed by the exchange by facsimile/telecopy or e-mail/electronic signature between the Parties of signed counterparts of this Agreement. We look forward to working with you and the rest of the management team in a long-term relationship that assists the Company in achieving its business goals.



Sincerely,                                           ACCEPTED AND APPROVED:



DUNCAN CAPITAL LLC                                INYX, INC.



/s/Jay M. Green                                    /s/ Dr. Jack Kachkar MD
------------------------------                    ------------------------------
Name:    Jay M. Green                             Name:    Dr. Jack Kachkar MD
Title:   Managing Director                        Title:   Chairman
Date:    As of August 26, 2003                    Date:    As of August 26, 2003